Exhibit 5.1

ELVINGER, HOSS & PRUSSEN

AVOCATS A LA COUR

ANDRE ELVINGER	2, Place Winston Churchill	Tél. (352) 44 66 440
JEAN HOSS	B.P. 425
YVES PRUSSEN	L-2014 Luxembourg	Fax (352) 44 22 55
JACQUES ELVINGER	B.P. 425
MARC ELVINGER
PHILIPPE HOSS
MARTINE ELVINGER
PIT RECKINGER	Tenaris S.A.
MANOU HOSS	23, avenue Monterey
PATRICK REUTER
PIERRE ELVINGER	L-2086 Luxembourg
GAST JUNCKER
PATRICK SANTER
JEROME WIGNY
MYRIAM PIERRAT
FRANZ FAYOT
TOINON HOSS

Luxembourg 8th August, 2003

O/Ref.: RP/TH/rd
Re: Registration Statement on Form F-4

Ladies and Gentlemen;

We have acted as your Luxembourg counsel in connection with the registration under the U.S. Securities Act of 1933, as amended (the “Act”) of 19,963,920 ordinary shares (the “Shares”) of a par value one U.S. dollar per Share, of Tenaris S.A. (the “Company”), a corporation (societé anonyme holding) organized under the laws of the Grand Duchy of Luxembourg (“Luxembourg”). We have examined such corporate records, certificates and other documents, and such questions of Luxembourg law, and made such inquiries with officers of the Company, as we have considered necessary or appropriate for the purpose of this opinion.

Upon the basis of such examination, we advise you that, in our opinion when the Shares have been paid for, issued and delivered, the Shares will be validly issued, fully paid and non-assessable under the existing laws of Luxembourg.

We are lawyers admitted to practice in Luxembourg and the foregoing opinion is limited to the laws of Luxembourg, as in effect on the date hereof.

Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be accurate and complete.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in Part Six of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is governed by Luxembourg law and the Luxembourg courts have exclusive jurisdiction with respects to this opinion.

Very truly yours,

Elvinger, Hoss & Prussen

By:	/s/ TOINON HOSS

Toinon Hoss

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